Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63863, No. 333-63861, No. 33-66624, No. 33-85420
and No. 333-00404) of Sodexho Marriott Services, Inc. of our report dated October 8, 1999 relating to the financial statements, which appears on page 32 of this Annual Report on Form 10-K.



/s/PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
October 27, 1999